Exhibit 10.12

AMENDED AND RESTATED ESCROW DEPOSIT AGREEMENT

This AMENDED AND RESTATED ESCROW DEPOSIT AGREEMENT (this “Agreement”) entered into and dated as of this 16th day of October 2015, amends and restates in its entirety, the existing Escrow Deposit Agreement entered into and dated as of September 15, 2015, by and among FULING GLOBAL INC., a Cayman Islands corporation (the “Company”), having an address at Southeast Industrial Zone, Songmen Town, Wenling, Zhejiang Province, Peoples Republic of China 317511, BURNHAM SECURITIES INC., a FINRA member firm (the “Underwriter”) as representative of the underwriters, including itself and Network 1 Financial Securities, Inc., having an address at 40 West 57th Street, New York, New York 10019, and SIGNATURE BANK (the “Escrow Agent”), a New York State chartered bank, having an office at 950 Third Avenue, 9th Floor, New York, NY 10022, . All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Registration Statement on Form F-1 of the Company, as initially publicly filed July 28, 2015 (Registration No. 333-205894), as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “Registration Statement”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Registration Statement the Company desires to sell (the “Offering”) up to 4,000,000 shares for an aggregate offering amount of $20,000,000 (“Offering Amount”) of its ordinary shares, par value $0.001 per share (each, a “Share” together, the “Shares”). Each Share is being sold at a price of $5.00 per Share (share prices and number of Shares are subject to change pending final effective Registration Statement); and

WHEREAS, the Underwriter has an over-subscription option to sell up to an additional 750,000 Shares for an additional $3,000,000 (the “Over-Subscription Shares”) of offering proceeds; and

WHEREAS, the Underwriter is acting as Representative of the underwriters as agent for the sale of the Shares on a “best efforts, all or none basis” on behalf of the Company whereby if the Offering Amount of securities is not sold, none will be sold and all funds returned to investors; and

WHEREAS, unless the Offering Amount is sold by October 31, 2015 (the “Termination Date”), or, by November 30, 2015 (the “Final Termination Date”) if the Termination Date has been extended by Company and the Underwriter, the Offering shall terminate and all funds shall be returned to the subscribers in the Offering and, if the Offering Amount is sold, the Offering may continue until the Termination Date or Final Termination Date if extended; and

WHEREAS, the Company and the Underwriter desire to establish an escrow account with the Escrow Agent into which the Company and the Underwriter shall instruct Subscribers introduced to the Company by the Underwriter (the “Subscribers”) to deposit checks and other instruments for the payment of money made payable to the order of “Signature Bank as Escrow Agent for Fuling Global Inc.,” and Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company, as issuer, and the Underwriter, as an introducing broker-dealer, represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to sale of the Offering; and

WHEREAS, the Company and the Underwriter represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Company and the Underwriter warrant to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Delivery of Escrow Funds.

(a)          The Underwriter and the Company shall instruct Subscribers to deliver to Escrow Agent checks made payable to the order of “Signature Bank, as Escrow Agent for Fuling Global Inc.” or wire transfer to Signature Bank, 950 Third Avenue, 9th Floor, New York, NY 10022, ABA No. 026013576 for credit to Signature Bank, as Escrow Agent for Fuling Global, Inc., Account No. 1502534668, in each case, with the name and address of the individual or entity making payment. In the event any Subscriber’s address is not provided to Escrow Agent by the Subscriber, then the Underwriter and/or the Company agree to promptly provide Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into a non interest-bearing account at Signature Bank entitled “Fuling Global Inc., Signature Bank, as Escrow Agent” (the “Escrow Account”).

(b)          The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)          The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the Company and the Underwriter promptly thereof.

(d)          Funds or checks received by Underwriter shall be forwarded to the Escrow Agent by noon of the next business day following the date of receipt thereof by the Underwriter.

2.           Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)          In the event that the Company and the Underwriter advise the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Subscriber to said Subscriber without interest or offset.

(b)          If prior to 3:00 P.M. Eastern time on the Termination Date, the Escrow Agent receives written notice, in the form of Exhibit A, attached hereto and made a part hereof, and signed by the Company and the Underwriter, stating that the Termination Date has been extended to the Final Termination Date (the “Extension Notice”), then the Termination Date shall be so extended.

(c)          Provided that the Escrow Agent does not receive the Termination Notice in accordance with paragraph 2(a) and there is the Offering Amount deposited into the Escrow Account on or prior to later of the Termination Date or the date stated in the Extension Notice, if any, received by the Escrow Agent in accordance with paragraph 2(b) above, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit B, attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the Company and the Underwriter, pay the Escrow Funds in accordance with such written instructions, which instructions shall be limited to payment of the Underwriter’s fee and offering expenses and the payment of the balance to the Company. Such payment or payments to be made by wire transfer within one (1) Business Day of receipt of such written instructions which must be received by the Escrow Agent no later than 3:00 PM Eastern Time on a Banking Day for the Escrow Agent to process such instructions that Banking Day.

(d)          If by 3:00 P.M. Eastern time on the later of the Termination Date or the date stated in the Extension Notice, if any, that the Escrow Agent has received in accordance with paragraph 2(b) above, the Escrow Agent has not received written instructions from the Company and the Underwriter regarding the disbursement of the Escrow Funds or the total amount of the Escrow Funds is less than the Offering Amount, then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or offset. The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

(e)          The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. Should any party to this Agreement be a non-U.S. entity, the Escrow Agent may require up to an additional five (5) Business Days to open the Escrow Account.

(f)          If the Termination Date, Final Termination Date or any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Banking Day, then such date shall be the Banking Day that immediately preceding that date. A Banking Day is any day other than a Saturday, Sunday or a day that a New York State chartered bank is not legally obligated to be opened.

3.           Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)          The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Underwriter or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and the Underwriter are stated in Schedule II, which is attached hereto and made a part hereof. The Company and the Underwriter may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)          The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)          The Underwriter and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(d)          In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(e)          The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

4.           Escrow Account Statements and Information. The Escrow Agent agrees to send to the Company and/or the Underwriter a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide the Company and/or the Underwriter, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The Company and the Underwriter agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The Company and the Underwriter each consents to the Escrow Agent’s release of such Escrow Account information to any of the individuals designated by Company or the Underwriter, which designation has been signed in accordance with paragraph 3(a) by any of the persons in Schedule II.  Further, the Company and the Underwriter have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the Company and the Underwriter each agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The Company and the Underwriter each consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5.           Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Underwriter and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Funds that it receives until the end of such 30-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers checks and wire transfers in accordance with this Agreement, until the Company has designated a bank, in compliance with SEC Rule 15c2-4 as successor to the Escrow Agent. Upon receipt of such written designation signed by the Underwriter and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6.           Termination. The Company and the Underwriter may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and the Underwriter shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and the Underwriter, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and the Underwriter fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Signature Bank shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

7.           Investment and Rule 15c2-4 Compliance. All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Escrow Agent and disbursed in compliance with Rule 15c2-4 of the Securities and Exchange Commission promulgated under the Exchange Act of 1934, as amended.

8.           Compensation. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. The Escrow Agent shall be entitled to a fee of $1,000 in the event this Agreement is amended for any reason in accordance with Section 10(d).

9.           Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to any Underwriter:

Burnham Securities, Inc., as Representative of the Underwriters

40 West 57th Street, 28th Floor

New York, New York 10019

Attention: Dan McClory

Fax: (949) 266-5789

With a copy to:

CKR Law, LLP

1330 Avenue of the Americas

New York, New York 10019

Attention Mark Crone, Esq. or Ron Levy, Esq.

Phone: (212) 400-6900

Fax: (212) 400-6901

If to the Company:

Southeast Industrial Zone, Songmen Town

Wenling, Zhejiang Province

People’s Republic of China 317511

Attention: Chief Financial Officer

Fax: +86-576-86623099

With a copy to:

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 E. Cary St.

Richmond, VA 23219

Attention: Anthony W. Basch

Fax: 1 (804) 771-5777

If to Escrow Agent:

Signature Bank

950 Third Avenue, 9th Floor

New York, New York 10022

Attention: John Gonzalez, Group Director & Senior Vice President

Fax: (646) 822-1520

10.         General.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b)          This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)          All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)          This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)          If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)          This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

11.          Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

12.          No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

[Signature Page Follows]

[Counterpart Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

FULING GLOBAL, INC.		BURNHAM SECURITIES, INC.

By:	/s/ Xinfu Hu	By:	/s/ Daniel J. McClory
	Name: Xinfu Hu		Name: Daniel J. McClory
	Title: CEO		Title: Managing Director

SIGNATURE BANK

By:	/s/ John Gonzalez
Name: John Gonzalez
Title: Group Director / SVP

By:	/s/ Stephen Fry
Name: Stephen Fry
Title: Senior Client Associate

Schedule I

OFFERING DOCUMENTS

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and the Underwriter.

Fuling Global Inc.

Name	True Signature

Xinfu Hu	/s/ Xinfu Hu

Burnham Securities Inc.

Name	True Signature

Daniel J. McClory	/s/ Daniel J. McClory

Rashaun Williams	/s/ Rashaun Williams

Exhibit A

EXTENSION NOTICE

Date: October __, 2015

Signature Bank

950 Third Avenue, 9th Floor

New York, New York 10022

Attention: John Gonzalez, Group Director & Senior Vice President

Dear Mr. Gonzalez:

In accordance with the terms of paragraph 2(b) of the Escrow Deposit Agreement dated as of September 15, 2015 by and among Fuling Global Inc., a Cayman Islands company (the “Company”), Burnham Securities Inc. as representative of the underwriters (the “Underwriter”), and Signature Bank (the “Escrow Agent”), as amended and restated by the Amended and Restated Escrow Deposit Agreement, dated as of October 16, 2015 (the “Amended and Restated Escrow Deposit Agreement”), the Company and Underwriter hereby notifies the Escrow Agent that the Termination Date has been extended to November __, 2015 (the “Final Termination Date”).

Very truly yours,

Fuling Global Inc.

By:
Name:
Title:

Burnham Securities Inc.

By:
Name:
Title:

Exhibit B

FORM OF ESCROW RELEASE NOTICE

Date:

Signature Bank

950 Third Avenue, 9th Floor

New York, New York 10022

Attention: John Gonzalez, Group Director & Senior Vice President

Dear Mr. Gonzalez:

In accordance with the terms of paragraph 2(c) of an Escrow Deposit Agreement originally dated entered into as of September 15, 2015 (the "Escrow Agreement"), by and between ____________ (the "Company"), Signature Bank (the "Escrow Agent") and Burnham Securities, Inc., as representative of the Underwriters (the “Underwriter”), as amended and restated by the Amended and Restated Escrow Deposit Agreement dated as of October 16, 2015 (the “Amended and Restated Escrow Deposit Agreement”), the Company and Underwriter hereby notify the Escrow Agent that the ________ closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

________________________:	$

________________________:	$

________________________:	$

________________________:	$

Very truly yours,

Fuling Global Inc.

By:
Name:
Title:

Burnham Securities Inc.

By:
Name:
Title: